                                                                     Exhibit 1.1

               Tempur-Pedic, Inc. and Tempur Production USA, Inc.

                                  $150,000,000

                   10 1/4% Senior Subordinated Notes due 2010

                               PURCHASE AGREEMENT
                               ------------------

                                                                  August 8, 2003

Lehman Brothers Inc.
UBS Securities LLC
Credit Suisse First Boston LLC

c/o Lehman Brothers Inc.
745 Seventh Avenue, 19th Floor
New York, New York 10019

Ladies and Gentlemen:

          Tempur-Pedic, Inc., a Kentucky corporation, and Tempur Production USA, Inc., a Virginia corporation (each a "Company," and collectively the "Companies"), propose to issue and sell to the several Initial Purchasers named in Schedule 1 hereto (the "Initial Purchasers") $150,000,000 in aggregate principal amount of their 10 1/4% Senior Subordinated Notes due 2010 (the "Notes") guaranteed (the "Guarantees") by TWI Holdings Inc., a Delaware corporation ("TWI"), Tempur World, Inc., a Delaware corporation, and Tempur World Holdings, Inc., a Delaware corporation, (collectively, the "Parent Guarantors") and Tempur Medical, Inc., a Kentucky corporation, and Tempur-Pedic, Direct Response, Inc., a Kentucky corporation (collectively, the "Subsidiary Guarantors," and together with the Parent Guarantors, the "Guarantors"), pursuant to the terms of an indenture (the "Indenture"), to be dated as of August 15, 2003, between the Companies, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

          The Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Companies have prepared a preliminary offering memorandum, dated July 25, 2003 (as amended or supplemented, the "Preliminary Offering Memorandum"), and will prepare a final offering memorandum (as amended or supplemented, the "Offering Memorandum"), to be dated August 8, 2003, relating to the Companies, the Notes and the Guarantees. Unless stated to the contrary, any references herein to "amend," "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof which is incorporated by reference therein.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

          "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

          You have advised the Companies that you will make offers and sales (the "Exempt Resales") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs"), (ii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("Regulation S") and (iii) certain persons referred to in the Offering Memorandum who are "institutional accredited investors" within the meaning of Rule 501(a)(1),(2),(3) and (7) under the Securities Act and who have executed and delivered a letter to the Initial Purchasers substantially in the form attached hereto as Exhibit F (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Thereafter, the offering price may be changed at any time without notice.

          In connection with the offering of the Notes, TWI and its subsidiaries intend to enter into amended and restated senior credit facilities, entered into by and among the Companies, the other borrowers named therein, the guarantors named therein and the agents and lenders party thereto (the "Credit Facility"). The net proceeds from the sale of the Notes and the Credit Facility will be used to finance TWI's recapitalization, including the refinancing of existing debt, prefunding of earn-out payments and funding of one or more dividends to TWI equityholders, as described in the "Use of Proceeds" section of the Offering Memorandum. The Credit Facility, and the offering of the Notes, and application of the net proceeds thereof as provided in the "Use of Proceeds" section of the Offering Memorandum, are collectively referred to herein as the "Transactions."

          Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") among the Companies, the Guarantors and the Initial Purchasers, to be dated as of the Closing Date (as defined below), in the form of Exhibit A hereto, for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Companies and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to a separate series of the Companies' 10 1/4% Senior Subordinated Notes due 2010 with substantially identical terms to the Notes (except for transfer restrictions) (the "Exchange Notes") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "Registered Exchange Offer") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined below), the Indenture and Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents." This is to confirm the agreements concerning the purchase of the Notes from the Companies by the Initial Purchasers.

          SECTION 1. Representations, Warranties and Agreements of the Companies and the Guarantors. The Companies and the Guarantors, jointly and severally, represent, warrant and agree that:

          (a) The Preliminary Offering Memorandum and the Offering Memorandum have been or will be prepared by the Companies and Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Companies or any of the Guarantors, is contemplated.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Companies in writing by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in Section 8(e) hereof.

          (c) TWI, the Companies and each of their respective subsidiaries (as defined in Section 15) have been duly organized, are validly existing and are in good standing under the laws of their respective jurisdictions of organization and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so organized, existing in good standing or duly qualified would not reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations or business of TWI, the Companies and their respective subsidiaries taken as a whole (a "Material Adverse Effect"). TWI, the Companies and each of their respective subsidiaries have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

          (d) TWI has an authorized capitalization as set forth in the Offering Memorandum; all of the issued shares of capital stock of TWI and its subsidiaries (including the Companies) have been duly authorized and validly issued, are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of TWI are owned directly or indirectly by TWI (other than the directors' qualifying shares for foreign subsidiaries), free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims contemplated under the Credit Facility, other than Permitted Liens (as defined in the Indenture) or such as are otherwise described in the Offering Memorandum, and none of such shares of capital stock were issued in violation in any material respect of preemptive or other similar rights arising by operation of law, under the charter and bylaws of TWI, the Companies and each of their respective subsidiaries or under any agreement to which TWI, the Companies and each of their respective subsidiaries is a party or otherwise.

          (e) Each of the Companies and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.

          (f) This Agreement has been duly and validly authorized, executed and delivered by the Companies and the Guarantors.

          (g) The Registration Rights Agreement has been duly and validly authorized by the Companies and the Guarantors and, when duly executed by the proper officers of the Companies and the Guarantors (assuming due authorization, execution and delivery by the Initial Purchasers) and delivered by the Companies and the Guarantors, will constitute a legal, valid and binding agreement of the Companies and the Guarantors, enforceable against the Companies and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

          (h) The Indenture has been duly and validly authorized by the Companies and the Guarantors and, when duly executed by the proper officers of the Companies and the Guarantors (assuming due authorization, execution and delivery by the Trustee) and delivered by the Companies and the Guarantors, will constitute a legal, valid and binding agreement of the Companies and the Guarantors enforceable against the Companies and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

          (i) The Notes have been duly and validly authorized by the Companies and, when duly executed by the Companies in accordance with the terms of the Indenture, and assuming due authentication of the Notes by the Trustee, when delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered and will constitute legal, valid and binding obligations of the Companies entitled to the benefits of the Indenture and enforceable against the Companies in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (j) The Guarantees have been duly and validly authorized by the Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery of the Notes to the Initial Purchasers against payment therefor in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (k) The Exchange Notes have been duly and validly authorized by the Companies and if and when duly executed by the Companies in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Companies entitled to the benefits of the Indenture and enforceable against the Companies in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (l) The guarantees of the Exchange Notes (the "Exchange Note Guarantees") have been duly and validly authorized by the Guarantors and if and when duly endorsed on the Exchange Notes in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when the Exchange Notes are delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (m) TWI and its subsidiaries have all requisite corporate power and authority to enter into the Transactions.

          (n) Prior to the Closing under the Credit Facility, the Credit Facility will have been duly and validly authorized by TWI, the Companies and each of the other guarantors named therein and, when duly executed by the proper officers of TWI, the Companies and each of the other guarantors named therein (assuming due authorization, execution and delivery by the other parties thereto) will constitute a legal, valid and binding agreement of each of TWI, the Companies and each of their respective subsidiaries, enforceable against TWI, the Companies and each of their respective subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (o) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform, and the Credit Facility will conform, in all material respects to the descriptions thereof in the Offering Memorandum.

          (p) The execution, delivery and performance of this Agreement, the other Operative Documents and the Credit Facility by the Companies and the Guarantors and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance (other than liens permitted under the Indenture ("Permitted Liens")) upon any property or assets of TWI, the Companies and each of their respective subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which TWI, the Companies and each of their respective subsidiaries is a party or by which TWI, the Companies and each of their respective subsidiaries is bound or to which any of the property or assets of TWI, the Companies and each of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of TWI, the Companies and each of their respective subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over TWI, the Companies and each of their respective subsidiaries or (iii) assuming the accuracy of the Initial Purchasers' representations herein and compliance by the Initial Purchasers with their obligations hereunder, result in any violation of any of their properties or assets; and except as may be required in connection with (1) the registration of the Notes, the Exchange Notes, the Guarantees and/or the Exchange Note Guarantees under the Securities Act in accordance with the Registration Rights Agreement, (2) qualification of the Indenture under the Trust Indenture Act, (3) compliance with the securities or Blue Sky laws of various jurisdictions and (4) various UCC and other lien filings in connection with the Credit Facility, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, any of the other Operative Documents or the Transaction Documents by the Companies and the Guarantors and the consummation of the Transactions.

          (q) The financial statements (including the related notes) included in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios, operating data and statistical information and data included in the Offering Memorandum is presented fairly and has been prepared on a basis consistent in all material respects (except for, with respect to the pro forma information, the pro forma adjustments described in the Offering Memorandum) with such financial statements and the books and records of TWI, the Companies and the other Guarantors.

          (r) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which TWI, the Companies and each of their respective subsidiaries is a party or of which any property or assets of TWI, the Companies and each of their respective subsidiaries is the subject which, if determined adversely to TWI, the Companies and each of their respective subsidiaries would reasonably be expected to have a Material Adverse Effect, and to the Companies and the Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (s) Except as set forth in the Offering Memorandum, there are no contracts, agreements or understandings between the Companies and/or the Guarantors and any person granting such person the right to require the Companies or the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Companies or the Guarantors owned or to be owned by such person or to require the Companies or the Guarantors to include such securities in the securities to be registered pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Companies or the Guarantors under the Securities Act.

          (t) Except as disclosed in the Offering Memorandum, since the date of the latest audited consolidated financial statements of TWI and its subsidiaries included in the Offering Memorandum, none of TWI, the Companies and each of their respective subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to TWI, the Companies and each of their respective subsidiaries taken as a whole, and there has not occurred, to the knowledge of the Companies and the Guarantors, any development or event involving a Material Adverse Effect and, except as disclosed in or contemplated by the Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Companies, the Guarantors or their affiliates on any class of their respective capital stock, (ii) issuance of securities by the Companies, the Guarantors or their affiliates (other than the Notes and the Guarantees offered thereby or pursuant to an issuance by the Companies or its affiliates of options to purchase the capital stock of the Companies or its affiliates or exercise of any such options) or (iii) material increase in short-term or long-term debt of the Companies or the Guarantors.

          (u) Each of TWI, the Companies and their respective subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) (i) Each of TWI, the Companies and their respective subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by TWI, the Companies and each of their respective subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to TWI, the Companies and each of their respective subsidiaries management, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (w) Since the date of the most recent balance sheet of TWI and its consolidated subsidiaries reviewed or audited by, Ernst & Young LLP and the audit committee of the board of directors of TWI (or persons fulfilling the equivalent function), TWI has not been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the ability of TWI, the Companies and each of their respective subsidiaries to record, process, summarize and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of TWI, the Companies and each of their respective subsidiaries.

          (x) Since the date of the most recent balance sheet of TWI and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (y) Ernst & Young LLP, who have certified certain financial statements of TWI and its consolidated subsidiaries, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

          (z) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Companies and the Guarantors believe to be reliable and accurate in all material respects.

          (aa) Each of TWI, the Companies and their respective subsidiaries has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum and except as disclosed in or specifically contemplated by the Offering Memorandum and except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; each of TWI, the Companies and their respective subsidiaries has fulfilled and performed in all material respects, all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except as disclosed in the Offering Memorandum; except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (bb) TWI, the Companies and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is, in the judgment of TWI, adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance insuring TWI, the Companies and each of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects.

          (cc) Other than as disclosed in or contemplated by the Offering Memorandum, restrictions arising from legal restrictions imposed on each subsidiary under the laws of its jurisdiction of organization, any restriction imposed by the merger agreement relating to the 2002 acquisition of Tempur World, Inc., which will terminate upon payment of the earnout payment referred to in the Offering Memorandum, no subsidiary of the Companies is currently prohibited, directly or indirectly, from paying any dividends to the Companies, from making any other distribution on such subsidiary's capital stock, from repaying to the Companies any loans or advances to such subsidiary from the Companies or from transferring any of such subsidiary's property or assets to the Companies or any other subsidiary of the Companies.

          (dd) TWI, the Companies and each of their respective subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to own or have rights to use would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of any claim of conflict with, any such rights of others, and neither the Companies nor the Guarantors are aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Companies and its subsidiaries with respect to the foregoing which, if determined adversely to any of the Companies or its subsidiaries would have a Material Adverse Effect.

          (ee) There are no contracts which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act that have not been described in the Offering Memorandum.

          (ff) No relationship, direct or indirect, exists between or among the Companies, the Guarantors or any other subsidiary of TWI, on the one hand, and the directors, officers, stockholders, customers or suppliers of TWI, the Companies or their respective subsidiaries on the other hand, which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act that is not described in the Offering Memorandum.

          (gg) No labor disturbance by the employees of TWI, the Companies and each of their respective subsidiaries exists or, to the knowledge of the Companies and the Guarantors, is imminent, that could reasonably be expected to have a Material Adverse Effect.

          (hh) Each of TWI, the Companies and their respective subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except for such instances of non-compliance that would not individually or in the aggregate reasonably be expected to have a Material Adverse

     Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which TWI, the Companies and each of their respective subsidiaries would have any liability; TWI, the Companies and each of their respective subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); each "pension plan" for which TWI, the Companies and each of their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is to the Company's knowledge so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and TWI, the Companies and each of their respective subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

          (ii) TWI, the Companies and each of their respective subsidiaries have filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and paid all taxes due thereon, and (x) no tax deficiency has been determined adversely to TWI, the Companies and each of their respective subsidiaries, nor (y) does the Companies or the Guarantors have any knowledge of any tax deficiency, which, in case of (x) or (y), if determined adversely to TWI, the Companies and each of their respective subsidiaries would reasonably be expected to have a Material Adverse Effect.

          (jj) Neither TWI, the Companies nor their respective subsidiaries (i) is in violation of its charter and bylaws (or similar organizational documents), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (kk) Neither TWI, the Companies nor their respective subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of TWI, the Companies and each of their respective subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (ll) TWI, the Companies and each of their respective subsidiaries are
     (i) in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinance, rule, order, judgment, decree, permit or other legal requirement relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither TWI nor the Companies nor any of their subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (mm) TWI, the Companies and each of their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except for Permitted Liens such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by TWI, the Companies and each of their respective subsidiaries taken as a whole and all assets held under lease by TWI, the Companies and each of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such assets by TWI, the Companies and each of their respective subsidiaries.

          (nn) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of TWI, the Companies and their subsidiaries (on a consolidated basis), will exceed the sum of their stated liabilities and identified contingent liabilities; none of TWI, the Companies and each of their respective subsidiaries (each on a consolidated basis), is, nor will any of TWI, the Companies and each of their respective subsidiaries (each on a consolidated basis), be, after giving effect to the execution, delivery and performance of this Agreement and the other Operative Documents and the Credit Facility and the consummation of the Transactions, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

          (oo) Neither TWI, the Companies nor their respective subsidiaries is, or, as of the Closing Date (as defined below) after giving effect to the Transactions and the application of the proceeds as described herein, will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (pp) Neither TWI, the Companies nor their respective subsidiaries, nor any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of TWI has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes and the Guarantees in a manner that would require the registration of the Notes and the Guarantees under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes and the Guarantees. Neither the Companies nor any Guarantor has offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.

          (qq) Each of the Preliminary Offering Memorandum and the Offering Memorandum and any supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

          (rr) Neither the Companies nor any Guarantor has distributed or, prior to the later to occur of the Closing Date and completion of the distribution of the Notes and the Guarantees, will distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

          (ss) When issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Companies that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

          (tt) Assuming that (i) your representations and warranties in Section 2 of this Agreement are true, (ii) you comply with the covenants set forth herein and (iii) each of the Eligible Purchasers is a QIB, a person who acquires the Notes and the Guarantees outside the United States in an "offshore transaction" and is not a "U.S. person" (within the meaning of Regulation S) or an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act, it is not necessary in connection with the purchase of the Notes and the Guarantees and the offer and initial resale of the Notes and the Guarantees by you in the manner contemplated by this Agreement and the

     Offering Memorandum, to register the Notes and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (uu) None of the Companies, the Guarantors or any of their respective affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and the Companies, the Guarantors and their affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h). The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provision of the Securities Act.

          (vv) The Notes sold by the Companies in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

          (ww) Neither TWI, the Companies nor their respective subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (xx) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Companies that it is considering imposing) any condition (financial or otherwise) on TWI's or the Companies' retaining any rating assigned as of the date hereof to TWI, the Companies or any of their respective securities or (ii) has indicated to TWI or the Companies that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of TWI or the Companies.

          (yy) Neither TWI nor the Companies has taken, or will take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (zz) Each of the Companies and the Guarantors understands that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Companies and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Companies and the Guarantors, that:

          (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Guarantees.

          (b) Such Initial Purchaser (i) is not acquiring the Notes and the Guarantees with a view to any distribution thereof or with any present intention of offering or selling any of the Notes and the Guarantees in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes and the Guarantees only from, and will offer to sell the Notes and the Guarantees only to, Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes and the Guarantees, nor has it offered or sold the Notes and the Guarantees by, or otherwise engaged in, any form of general solicitation in connection with the offering of the Notes and the Guarantees.

          (c) The Notes and the Guarantees have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Such Initial Purchaser represents that it has not offered, sold or delivered the Notes and the Guarantees, and will not offer, sell or deliver the Notes and the Guarantees (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees and the Closing Date (such period, the "Distribution Compliance Period"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Notes and the Guarantees, and its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees (other than a sale pursuant to Rule
     144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and Guarantees from them during the Distribution Compliance Period a confirmation or notice substantially to the following effect:

          "The Notes covered hereby have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice substantially to the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

          (e) Such Initial Purchaser (i) has not offered or sold, and, prior to the six months after the date of the issue of the Notes, will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) has only communicated or caused to be communicated and will only communicate and cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Companies.

          (f) Such Initial Purchaser understands that the Companies and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Companies and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

          SECTION 3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Companies agrees to sell the Notes (and cause the Guarantors to issue the Guarantees) to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the amount of Notes set opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to __% of the principal amount thereof (the "Purchase Price").

          The Companies shall not be obligated to deliver any of the Notes or the Guarantees to be delivered on the Closing Date, except upon payment for all the Notes and the Guarantees to be purchased on the Closing Date as provided herein.

          SECTION 4. Delivery of and Payment for the Notes and the Guarantees.

          (a) Delivery of and payment for the Notes and the Guarantees shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York NY 10153, at 9:00 A.M., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Companies. This date and time are sometimes referred to as the "Closing Date."

          (b) On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of Notes sold pursuant to Eligible Resales (collectively, the "Global Notes"), shall be delivered by the Companies to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Companies may direct by written notice delivered to you no later than two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

          SECTION 5. Further Agreements of TWI and the Companies. TWI and the Companies, severally and jointly, agree:

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes and the Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) during the period referred to in (d) below, the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of TWI and the Companies shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or Blue Sky laws, TWI or the Companies shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Companies consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

          (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement. The Companies shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur that, in the judgment of the Companies or in your judgment or the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, TWI or the Companies will promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that, at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Memorandum as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and (ii) the Offering Memorandum will comply with applicable law.

          (e) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Guarantees for offering and sale under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Companies shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees.

          (f) To use their reasonable best efforts to do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes and the Guarantees.

          (g) Except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes and the Guarantees in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes and the Guarantees.

          (h) Not to, and to not permit any of its affiliates to, resell any Notes that have been acquired by any of them other than resales in accordance with the Registration Rights Agreement.

          (i) Not to, and to not permit any of its affiliates or any person acting on their behalf to, engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes and the Guarantees.

          (j) Not to, and to not permit any of its affiliates or any person acting on their behalf to, engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to the Notes, and to, and require its affiliates or any person acting on their behalf to, comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States.

          (k) Not to, and to not permit any of its subsidiaries to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

          (l) For so long as any Notes remain outstanding and during any period in which the Companies or the Guarantors are not subject to Section 13 or 15(d) of the Exchange Act, to make available to any registered holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (m) To use their reasonable best efforts to cause the Notes to be eligible for trading in The PORTAL/SM/ Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc., and to permit the Notes to be eligible for clearance and settlement through DTC.

          (n) To apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum under the section entitled "Use of Proceeds."

          (o) For the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that neither TWI, the Companies and each of their respective subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

          (p) For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Companies or the Guarantors in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except

     (i) for the Exchange Notes and the Exchange Note Guarantees in connection with the Exchange Offer, (ii) with the prior consent of the Initial Purchasers, which consent shall not be unreasonably withheld or delayed and
     (iii) any Additional Notes (as defined in the Indenture).

          (q) For a period of five years following the Closing Date, to furnish to you copies of all materials furnished by the Companies to their respective stockholders and holders of Notes, and at any times after an initial public offering of equity securities by TWI, copies of materials furnished to TWI's stockholders and all public reports and all reports and financial statements furnished by the Companies to the principal national securities exchange upon which the Companies common stock or Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          SECTION 6. Expenses. Each of TWI and the Companies agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Companies and the Guarantors of the Notes and the Guarantees, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing), (vii) the fees, disbursements and expenses of the Companies' counsel and accountants and the Trustee, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (ix) the costs and expenses of the Companies relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Companies, travel and lodging expenses of the representatives and officers of the Companies and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) fees charged by any rating agency and other related expenses, if any, all fees and expenses (including fees and expenses of counsel) of the Companies in connection with approval of the Notes by DTC for "book-entry" transfer, and
(xi) the performance by the Companies and the Guarantors of their other obligations under this Agreement.

          SECTION 7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Companies and the Guarantors contained herein, to the performance by each of the Companies and the Guarantors of its obligations hereunder, and to each of the following additional terms and conditions.

          (a) The Offering Memorandum shall have been printed and copies distributed to you not later than 9:00 A.M., New York City time, on August 15, 2003, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (b) No Initial Purchaser shall have discovered and disclosed to TWI or the Companies on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Transaction Documents, the Offering Memorandum, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to the Initial Purchasers, and TWI and the Companies shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Bingham McCutchen LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Companies and the Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Weil Gotshal & Manges LLP, substantially in the form attached hereto as Exhibit B.

          (e) Frost Brown Todd LLC shall have furnished to the Initial Purchasers its written opinion, as counsel to Tempur-Pedic, Inc. and the Subsidiary Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Weil Gotshal & Manges LLP, substantially in the form attached hereto as Exhibit C.

          (f) Wetherington, Melchionna, Terry, Day & Ammar shall have furnished to the Initial Purchasers its written opinion, as counsel to Tempur Production USA, Inc., addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Weil Gotshal & Manges LLP, substantially in the form attached hereto as Exhibit D.

          (g) The Companies shall have requested and caused one or more special counsel for each of the subsidiaries listed on Schedule 2 hereto, to furnish to the Initial Purchasers its or their opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Weil Gotshal & Manges LLP, substantially in the form attached hereto as Exhibit E.

          (h) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Companies shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (i) Each of the Companies, the Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (j) Each of the Companies, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (k) The Notes shall have been approved for trading in PORTAL and shall be eligible for clearance and settlement through DTC.

          (l) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers.

          (m) With respect to the letter of Ernst & Young LLP, referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Initial Purchasers shall have received a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (n) The Initial Purchasers shall have received (i) a certificate from the Companies, dated as of the Closing Date, signed by its Chief Executive Officer and Chief Financial Officer and (ii) a certificate from each Guarantor, dated the Closing Date, signed by its Chief Executive Officer and Chief Financial Officer, stating, as applicable, that:

                    (A) The representations and warranties of the Companies and the Guarantors contained herein, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Companies and the Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

                    (B) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum, except as described in the Offering Memorandum to the knowledge of such person after reasonable inquiry, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of TWI, the Companies and each of their respective subsidiaries;

                    (C) They have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion, the Preliminary Offering Memorandum and Offering Memorandum, as of their respective dates, did not, and the Offering Memorandum, as of the Closing Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or to the Offering Memorandum; and

                    (D) To the knowledge of such persons after due inquiry, the issuance and sale of the Notes and Guarantees by the Companies and the Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

          (o) (i) Neither TWI, the Companies nor their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the

     Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or
     (ii) since such date there shall not have been any change in the capital stock or long-term debt of TWI, the Companies and each of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of TWI, the Companies and each of their respective subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated herein and in the Offering Memorandum.

          (p) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded TWI's or the Companies' debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or privately informed TWI or the Companies that it has under surveillance or review, with possible negative implications, its rating of any of TWI's or the Companies' debt securities.

          (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of TWI or the Companies on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including without limitation as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the offering or delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          SECTION 8.  Indemnification and Contribution.

          (a) The Companies and the Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Companies or the Guarantors (or based upon any written information furnished by the Companies or the Guarantors for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (C) in any materials or information provided to investors by, or with the written approval of, the Companies in connection with the marketing of the offering of the Notes ("Marketing Materials"), including any roadshow or investor presentations made to investors by TWI or the Companies (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes and the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Companies and the Guarantors shall not be liable under this clause
     (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Companies and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Initial Purchasers furnished to the Companies through the Initial Purchasers by or on behalf of any Initial Purchasers specifically for inclusion therein which information consists solely of the information specified in Section 8(e); and provided further that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the foregoing indemnity shall not inure to the benefit of the Initial Purchasers (or any person who controls any Initial Purchaser or any officer or director thereof) from whom the person asserting such loss, claim, damage, liability or action purchased the Notes, to the extent that such sale was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of such Initial Purchaser is a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of noncompliance by the Companies with
     Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Companies and the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

          (b) Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless the Companies, the Guarantors, each of their respective directors, officers, and each person, if any, who controls the Companies or the Guarantors within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Companies, the Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to TWI or the Companies through Lehman Brothers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Companies, the Guarantors, and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Companies, the Guarantors or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Companies, the Guarantors or any such director, officer or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action;

     provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers shall have the right to employ counsel to represent jointly Lehman Brothers and those other Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against TWI or the Companies under this Section 8 if, in the reasonable judgment of Lehman Brothers, it is advisable for Lehman Brothers and those Initial Purchasers, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by TWI or the Companies. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by TWI or the Companies on the one hand and the Initial Purchasers on the other from the offering of the Notes and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TWI or the Companies, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes and the Guarantees purchased under this Agreement (before deducting expenses) received by TWI or the Companies, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes and the Guarantees purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes and the Guarantees under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by TWI or the Companies or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Companies, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

          (e) The Initial Purchasers severally confirm and the Companies and the Guarantors acknowledge that the last sentence on the cover page of the Offering Memorandum, and the first sentence of the fifth and sixth paragraphs under the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Companies by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

          SECTION 9.  Defaulting Initial Purchasers.

          If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of
Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to Lehman Brothers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Companies, except that the Companies will continue to be liable to the non-defaulting Initial Purchasers for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Companies and the Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either Lehman Brothers or the Companies may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Companies or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

          SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers by notice given to and received by the Companies prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(n), 7(o) and 7(p) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

          SECTION 11. Reimbursement of Initial Purchasers' Expenses. If the Companies and the Guarantors shall fail to deliver the Notes and the Guarantees to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Companies and the Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Companies and the

Guarantors is not fulfilled other than any of the conditions set forth in Sections 7(q), the Companies and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes and the Guarantees, and upon demand the Companies and the Guarantors shall pay the full amount thereof to Lehman Brothers.

          SECTION 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, New York, New York 10019, Attention: Alex Sade (Fax: (646) 758-1125), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Jeremy Dickens, Esq. (Fax:
     212-310-8007) and, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York (Fax: (212) 526-2648);

          (b) if to the Companies and the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Companies and the Guarantors, 1713 Jaggie Fox Way, Lexington Kentucky 40511, Attention:
     Thomas Bryant (Fax: (859) 514-4422), with a copy to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110-1726, Attention: John Utzschneider, Esq. (Fax: (617) 951-8736);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Companies shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers.

          SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Companies, the Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Companies and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchasers within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the Companies and the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Companies, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          SECTION 15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Securities Act.

          SECTION 16. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

          SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          SECTION 18. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          If the foregoing correctly sets forth the agreement among the Companies, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,


                                        Tempur-Pedic, Inc.


                                        By:  /s/ H. Thomas Bryant
                                           -------------------------------------
                                        Name:   H. Thomas Bryant
                                        Title:  Chief Executive Officer


                                        Tempur Production USA, Inc.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:   Robert B. Trussell, Jr.
                                        Title:  President


                                        Tempur World, Inc.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:   Robert B. Trussell, Jr.
                                        Title:  President and Chief Executive
                                                Officer


                                        TWI Holdings Inc.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:   Robert B. Trussell, Jr.
                                        Title:  President and Chief Executive
                                                Officer

                                        Tempur World Holdings, Inc.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:   Robert B. Trussell, Jr.
                                        Title:  President and Chief Executive
                                                Officer


                                        Tempur-Pedic, Direct Response, Inc.


                                        By:  /s/ Jeffrey Lillich
                                           -------------------------------------
                                        Name:   Jeffrey Lillich
                                        Title:  Chief Financial Officer and
                                                Secretary


                                        Tempur Medical, Inc.


                                        By:  /s/ Jeffrey Lillich
                                           -------------------------------------
                                        Name:   Jeffrey Lillich
                                        Title:  Chief Financial Officer and
                                                Secretary

Accepted:

Lehman Brothers Inc.


By: /s/ Michael A. Goldberg
   ------------------------------------
   Authorized Representative


For itself and as representative
of the several Initial Purchasers named
in Schedule 1 hereto

                                   SCHEDULE 1
                                   ----------

                                          Principal Amount
Initial Purchasers                            of Notes
---------------------------------------   ----------------
   Lehman Brothers Inc. ...............   $     64,500,000
   UBS Securities LLC..................         55,500,000
   Credit Suisse First Boston LLC......         30,000,000
Total                                     $    150,000,000
                                          ================

                                   SCHEDULE 2
                                   ----------

Denmark

Germany

Spain

United Kingdom

Japan